EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of U.S. Premium Beef, LLC (the “Company”) on Form 10-K for the period ended August 29, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott J. Miller, Chief Reporting and Compliance Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Scott J. Miller
Scott J. Miller Chief Reporting and Compliance Officer

Date: November 13, 2009